Exhibit 10.13

                             INTERCOMPANY AGREEMENT

            THIS AGREEMENT (the "Agreement"), dated as of January 8, 1999, by and between ALLIANCE National Incorporated, a Nevada corporation having its principal office at 90 Park Avenue, Suite 3100, New York, New York 10016 (together with the Subsidiaries specified in Section 8 hereof, "Alliance"), and Reckson Service Industries, Inc., a Delaware corporation having its principal office at 225 Broadhollow Road, Melville, New York 11747 ("RSI").

            WHEREAS, RSI indirectly owns shares of Series C Convertible Preferred Stock of Alliance as a result of a merger transaction, effective as of the date of this Agreement (the "Merger"), pursuant to which RSI and certain other persons combined their respective executive office suite businesses with the business of Alliance; and

            WHEREAS, the parties hereto deem it in their respective best interests to provide for the provision of products and services by RSI to Alliance, which Alliance will then offer to its Customers (as defined below), subject to and in accordance with the terms of this Agreement.

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

                  1. Definitions Used in This Agreement.

                        (a) "Adjusted Fully Diluted Capitalization" shall have the meaning given such term in the Fourth Amended and Restated Stockholders' Agreement, dated as of January 8, 1999, by and among Alliance and the security holders listed therein.

                        (b) "Affiliate" of a Person shall mean any (i) Person which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) executive officer or director of such Person,
(iii) immediate family member (spouse, child or parent) of such Person, or (iv) trust of which such Person is either a beneficiary or a trustee. For this purpose, "executive officer" shall have the meaning given to such term in Rule 501 promulgated under the Securities Act of 1933, as amended.

                        (c) "Alliance Business" shall mean the executive office suite business in which Alliance is engaged at the time of determination, taken as a whole and including (i) on-site and off-site operations and (ii) any Product which is part of the executive office suite business and is being actively pursued for development by Alliance management and which has been presented to the Executive Committee of Alliance and not been rejected thereby (provided that if such Product has been rejected and thereafter been taken to the Board and not been rejected, such Product shall be considered part of the Alliance Business). The time of determination shall be the time of any development of a business or the making of any investment in question under
Section 5(b) by any of the Persons subject to the restrictions in Section 5(b).

                        (d) "Board" shall mean the Board of Directors of Alliance.

                        (e) "Computer and Technology Services" shall mean computer consulting services, information technology support services, sales of hardware and software to Customers, and development of software for Customers.

                        (f) "Confidential Information" shall mean any and all information concerning the business of any party hereto or its Affiliates provided in connection with the transactions contemplated hereby, including, without limitation, any information concerning Products or the development thereof, business plans and strategies, sales and marketing information, financial information and Customer data.

                        (g) "Control" shall mean the power, through voting control, contract or otherwise, to direct the management and policies of the Person controlled. The terms "Controlled" and Controlling" shall have correlative meanings.

                        (h) "Controlled Affiliate" of a Person shall mean any Affiliate of such Person other than a Non-Controlled Affiliate of such Person.

                        (i) "Customers" shall mean subtenants, customers, clients, licensees or other Persons which are users of the executive office suites of Alliance or its Subsidiaries and other clients or customers of Alliance or its Subsidiaries which purchase one or more Products from Alliance or its Subsidiaries.

                        (j) "Dispute" shall mean any dispute regarding the application of the provisions of this Agreement to any particular set of facts or circumstances, including, without limitation, any dispute as to whether (i) a Product to be provided by an RSI Entity satisfies the General Outsourced Product Conditions or the RSI Reserved Outsourced Product Conditions, as the case may be, (ii) a Product is being supplied on Most Favored Nation Terms (if required) or (iii) a proposed investment by any person that is subject to the restrictions set forth in Section 5 hereof would violate such restrictions.

                        (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                        (l) "Financial Services" shall mean the provision, sales, distribution, marketing and related services regarding any of credit cards, health, life or other types of insurance, small business loans, commercial banking, investment banking, securities brokerage (including online brokerage), payroll management and other professional employee organization services (such as employee leasing and back office employee related services), equipment leasing, money management, financial planning and factoring. Financial Services shall not include consulting services with respect to human resources matters, including, without limitation, providing Customers with a package of human resource and benefit services for their businesses except to the extent that the specific products or services included in the package would customarily be outsourced by businesses (which, for this purpose, shall mean businesses that are large enough to have in-house administrators handling human resources functions) to a third party.

                        (m) "General Outsourced Product" shall mean any Product, other than an RSI Reserved Outsourced Product, (i) that Alliance does not elect to supply itself or through a Subsidiary, but instead elects to procure from another Person (including any RSI Entity) for resale by Alliance to its Customers, or (ii) on which Alliance is entitled to earn a fee in connection with the sale of such Product to the Customers by a Person other than Alliance or a Subsidiary of Alliance. Subject to the term of any Product Agreement then in effect, nothing herein shall prohibit Alliance from determining to supply any then General Outsourced Product itself or through a Subsidiary.

                        (n) "General Outsourced Product Conditions" as used with respect to the provision of General Outsourced Products by an RSI Entity to Alliance shall mean (i) the pricing and other material terms (taken in the aggregate and accounting for all relevant factors such as distribution and delivery costs and the volume of the Product to be provided) on which such Product will be furnished by such RSI Entity at the date of determination are then no less favorable than the pricing and other material terms (taken in the aggregate and accounting for all relevant factors such as distribution and delivery costs and the volume of the Product to be provided) for such Product which are then available to Alliance from a Third Party with the capacity and willingness to deliver such Product in accordance with the offered terms, and
(ii) the quality of such Product (as measured under a Reasonably Prudent Business Person Standard) furnished to Alliance by such RSI Entity at the date of determination are then at least equal to the quality of alternatives for such Product (as measured under a Reasonably Prudent Business Person Standard) which are then available to Alliance from Third Parties with the capacity and willingness to deliver such Products in accordance with the offered terms.

                        (o) "Internet Services" shall mean all services related to the Internet, including, without limitation, (i) the provision of an electronic commerce platform, including without limitation, infrastructure hardware and software, network connectivity, and transaction software processes and outclearing, and (ii) the design of a user interface acceptable to Alliance and including "Pointcast" type channels with certain permanent button channels dedicated to RSI and/or certain of its Affiliates (including OnSite Ventures LLC, and OnSite Commerce and Content LLC, collectively "OnSite") and with certain portions of the "desktop" that may be modified only by RSI or its Affiliates (it being understood that the Product Agreement relating to Internet Services shall address the development, ownership and revenue allocation for (x) Products, and products of OnSite, to be distributed or sold through the Internet to Customers, and (y) Products and products of OnSite in which Alliance has participated in the development thereof, to be distributed or sold through the Internet to customers of OnSite).

                        (p) "Most Favored Nation Terms" shall mean, with respect to the provision of any Product by an RSI Entity to Alliance, that such Product shall be provided by such RSI Entity to Alliance on at least as low a price and on at least as favorable a set of other material terms and conditions (in each case, taken in the aggregate and accounting for all relevant factors such as distribution and delivery costs, the volume of the Product to be provided and the geographic area where the Product to be provided) as are then made available to any other purchaser of such Product provided by the RSI Entity.

                        (q) "Non-Controlled Affiliate" of a Person shall mean an Affiliate of such Person which is not Controlled by such Person.

                        (r) "Person" means any individual, proprietorship, partnership, corporation, limited liability company, trust, estate, or other form of entity.

                        (s) "Product" shall mean any product or service, whether offered by Alliance, an RSI Entity or any Third Party.

                        (t) "Product Agreement" shall mean any agreement that is entered into by Alliance and an RSI Entity with respect to the provision of a specific Product.

                        (u) "Reasonably Prudent Business Person Standard" shall mean the evaluation process that would be applied by a reasonably prudent business person who is not an Affiliate of, and is neutral with respect to, Alliance or any RSI Entity or any of their respective Affiliates.

                        (v) "Reckson Affiliates" means Reckson Associates Realty Corp. and Reckson Management Group, Inc. and their respective Controlled Affiliates, but, with respect to any such entity, only for so long as such entity is an Affiliate of RSI.

                        (w) "RSI Entity" and "RSI Entities" shall mean, individually and collectively, as the case may be, RSI and any Affiliates of RSI which may offer Products.

                        (x) "RSI Reserved Outsourced Product" shall mean any of the following Products: construction or property management; day care; transportation; courier services; logistics; travel services; temporary staffing or employee leasing at locations other than executive office suite centers owned or managed by Alliance; Financial Services; waste management or carting; cleaning services; security services; vending machines; catering or food service; computer hardware and software (but, subject to the immediately following sentence, excluding Computer and Technology Services); Internet Services, Telecommunications Services; extended stay lodging; office supplies; management consulting; storage and warehousing of documents in tangible (as opposed to electronic) form at locations other than executive office suite centers owned or managed by Alliance; and concierge services. In the event that Alliance determines to outsource any Computer and Technology Services (including, without limitation, any determination by Alliance to purchase (as opposed to manufacture or develop itself) hardware and software for resale to Customers), any such Computer and Technology Service shall be deemed to be an RSI Reserved Outsourced Product for purposes of this Agreement, subject, in each case, to Alliance's right to subsequently determine to supply any such Computer and Technology Services itself or through a Subsidiary.

                        (y) "RSI Reserved Outsourced Product Conditions" as used with respect to the provision of RSI Reserved Outsourced Products by an RSI Entity to Alliance shall mean (i) the pricing and other material terms (taken in the aggregate and accounting for all relevant factors such as distribution and delivery costs and the volume of the Product to be provided) on which such RSI Reserved Outsourced Product will be furnished by such RSI Entity at the date of such determination are then no less favorable than the pricing and other material terms (taken in the aggregate and accounting for all relevant factors such as distribution and delivery costs and the volume of the Product to be provided) for such RSI Reserved Outsourced Product which are then available to Alliance from a Third Party with the capacity and willingness to deliver the applicable Product or Products in accordance with the offered terms, and (ii) the quality of such RSI Reserved Outsourced Product (as measured under a Reasonably Prudent Business Person Standard) furnished to Alliance by such RSI Entity at the date of such determination are then reasonably comparable (but not necessarily equal or better) to the quality of other alternatives for such RSI Reserved Outsourced Product (as measured under a Reasonably Prudent Business Person Standard) which are then available to Alliance from Third Parties with the capacity and willingness to deliver such Products in accordance with the offered terms.

                        (z) "Subsidiary" of a Person means a Person (other than an individual) of which a majority of the outstanding voting power, other voting equity interests or economic interests are owned or Controlled, directly or indirectly, by such Person.

                        (aa) "Telecommunications Services" shall mean all telecommunications services, excluding, however, the ownership and management of an individual executive office suite center's PBX, voice mail, message center and call collection and charge-back systems, PBX-related end-user telephone, end-user data communications equipment such as modems and NICs, and related technical support services provided at executive office suite centers.

                        (bb) "Third Party" means any Person not a party hereto or an Affiliate of any party hereto and not having any direct or indirect material "pecuniary interest" (as such term is defined in Rule 16a-1 promulgated under the Exchange Act and used with reference to securities of a Person) in any party hereto or a Controlled Affiliate of any party hereto.

                  2. RSI's Rights to Supply RSI Reserved Outsourced Products and General Outsourced Products to Alliance.

                        (a) If an RSI Entity desires to supply to Alliance an RSI Reserved Outsourced Product, such RSI Entity and Alliance shall negotiate the pricing and other terms on which such RSI Entity is prepared to supply such RSI Reserved Outsourced Product to Alliance, and such RSI Entity shall have the right, but not the obligation, to supply such RSI Reserved Outsourced Product to Alliance, on and subject to the following terms and conditions:

                        (i) The RSI Reserved Outsourced Product and the terms on which it is supplied must satisfy the RSI Reserved Outsourced Product Conditions.

                        (ii) The RSI Entity supplying the RSI Reserved Outsourced Product shall be entitled to be the exclusive supplier to Alliance of such Product, subject to the following:

                              (A) with respect to courier services, Alliance
shall be entitled to offer its Customers any such services offered by Federal Express, UPS, Airborne, DHL or the United States Postal Service;

                              (B) with respect to any particular geographic
market, the RSI Entity proposing to supply an RSI Reserved Outsourced Product on an exclusive basis shall be able to meet the reasonable and actual demands of Alliance for such Product (it being agreed and understood that the inability of any RSI Entity to meet the reasonable and actual demands of Alliance for such Product in any particular geographic market shall not affect such RSI Entity's right to be the exclusive supplier in any other geographic market where it is otherwise entitled to be the exclusive supplier);

                              (C) where an RSI Entity is acting as an exclusive
supplier of an RSI Reserved Outsourced Product, if from time to time such RSI Entity is not able to timely meet the reasonable and actual demands of Alliance with respect to such RSI Reserved Outsourced Product (after Alliance has given the RSI Entity reasonable notice and the reasonable opportunity to supply the Product in the specific instance, in each case, in light of the circumstances with respect to such actual and reasonable demands, and, after such notice, the RSI Entity is unable to timely do so), Alliance shall be entitled to utilize one or more Third Parties to supplement the capabilities of the RSI Entity in question when necessary;

                              (D) with respect to catering and food service,
Alliance shall be entitled to use local suppliers for incidental food service to its Customers within its executive office suite centers (it being agreed and understood that Alliance will use commercially reasonable efforts to endorse and promote the RSI Entity Product);

                              (E) with respect to concierge services, Alliance
shall be entitled to use its receptionists at its executive office suite centers (including at new centers which it may acquire or develop) for incidental concierge services for its Customers of the type and the scope of such incidental concierge services provided as of the date of this Agreement;

                              (F) with respect to Financial Services, Alliance
shall be entitled to be a licensed broker, sales agent, associated person or other licensed person for purposes of reoffering insurance or securities brokerage services to Customers; provided, however, that if an RSI Entity is then offering any such insurance or securities brokerage services, then, subject to the other terms and conditions contained in this Section 2, Alliance shall not reoffer to Customers any equivalent insurance or securities brokerage services that are offered by a Third Party; and

                              (G) with respect to any particular RSI Reserved
Outsourced Product, the Product Agreement related to such RSI Reserved Outsourced Product, if a Product Agreement has been entered into, (i) has not been terminated by Alliance in accordance with the terms thereof (including, without limitation, the dispute resolution procedures contained therein) as a result of a breach by the RSI Entity in question, or (ii) provides as a remedy for any breach thereof that RSI or the RSI Entity shall not be entitled to be the exclusive supplier.

                        (iii) Except for courier services, the RSI Reserved Outsourced Product shall be supplied on Most Favored Nation Terms.

                        (iv) The supply of the RSI Reserved Outsourced Product shall be subject to the additional terms and conditions contained in Section 4 hereof.

                        (v) In the event of any Dispute regarding the satisfaction of the RSI Reserved Outsourced Product Conditions or Most Favored Nations Terms (if applicable), Alliance shall be prohibited from entering into any agreement with a Third Party supplier for the supply of the RSI Reserved Outsourced Product that is the subject of the Dispute until the earlier to occur of (i) the expiration of the 45 day period commencing on the date that the Board meeting relating to the resolution of such Dispute has been held, and (ii) the final resolution of the Dispute in accordance with Section 3 hereof (if such Dispute is finally resolved in favor of Alliance).

                        (vi) Nothing contained in this Agreement shall require Alliance to terminate any agreement with any Third Party relating to the supply of any product that is the same or similar Product as an RSI Reserved Outsourced Product if the execution, delivery and performance of such agreement by Alliance is not prohibited by this Agreement so long as the agreement with such Third Party was entered into on customary and commercially reasonable terms.

                        (vii) Alliance shall keep RSI fully apprised on a current basis of all of its current and planned needs for RSI Reserved Outsourced Products, and shall notify RSI of its intention to enter into any agreements with a Third Party for the provision of any RSI Reserved Outsourced Product.

                  (b) Alliance shall keep RSI fully apprised on a current basis of all of its current and planned General Outsourced Products and, in connection therewith, shall promptly respond to RSI's reasonable inquiries related thereto. An RSI Entity shall have the right, but not the obligation, to be a supplier to Alliance of any General Outsourced Product for which the pricing and other terms on which such RSI Entity is prepared to supply such General Outsourced Product to Alliance, and the quality of such General Outsourced Product, satisfy the General Outsourced Product Conditions, subject to the additional terms and conditions contained in Section 4 hereof. During a period of 45 days commencing on the earlier of (i) the date that an RSI Entity notifies Alliance in writing that it desires to become a supplier of a specific General Outsourced Product, or (ii) the date that Alliance notifies RSI in writing that it is seeking bids from potential suppliers of a specific General Outsourced Product, such RSI Entity and Alliance shall negotiate the pricing and other terms on which such RSI Entity is prepared to supply such General Outsourced Product to Alliance, and Alliance shall not enter into or renew any agreement with any Third Party relating to the provision by such Third Party to Alliance of such General Outsourced Product; provided, however, that Alliance shall not be prohibited during such 45 day period from (x) entering into negotiations with a Third Party with respect to the pricing and other terms on which such Third Party is prepared to supply such General Outsourced Product to Alliance, or (y) procuring such General Outsourced Product from a Third Party (who has the capacity and is willing to deliver the General Outsourced Product in question and is reasonably likely to provide the Product on the terms offered), whether pursuant to an existing supply agreement or otherwise, if Alliance is then offering such Product to its Customers. After the expiration of such 45 day period, Alliance shall be entitled to enter into or renew an agreement with a Third Party (who has the capacity and is willing to deliver the General Outsourced Product in question and is reasonably likely to provide the Product on the terms offered) for the supply of such General Outsourced Product, whether or not Alliance has reached agreement with the RSI Entity for the supply of such General Outsourced Product.

                  (c) If Alliance determines in its judgment (subject, in the case of quality determinations, to the Reasonably Prudent Business Person Standard) that the pricing and other terms on which an RSI Entity is prepared to provide a General Outsourced Product or the quality of such Product do not satisfy the General Outsourced Product Conditions, or that the pricing and other terms on which an RSI Entity is prepared to provide an RSI Reserved Outsourced Product or the quality of such Product do not satisfy the RSI Reserved Outsourced Product Conditions or (if applicable) are not on Most Favored Nation Terms, as the case may be, then Alliance shall promptly so notify RSI and specify in reasonable detail the basis for such determination, including, if applicable, identifying a bona fide Third Party supplier and its Product which Alliance can obtain (and which such Third Party supplier has the capacity and is willing to deliver the Product in question and is reasonably likely to provide the Product on the terms offered) on more favorable pricing or other terms, or with better quality, and a description of such more favorable pricing, other terms or better quality. Such RSI Entity may then propose modifications to its proposed provision of the Product and resubmit the Product proposal and, if such RSI Entity and Alliance agree that such modified proposal would satisfy the General Outsourced Product Conditions, or the RSI Reserved Outsourced Product Conditions or Most Favored Nation Terms, as the case may be, then such RSI Entity shall be a supplier for such Product in accordance with the terms hereof. If the parties do not agree as to whether the General Outsourced Product Conditions, or the RSI Reserved Outsourced Product Conditions or Most Favored Nation Terms, as the case may be, are satisfied with respect to the Product, then the provisions of Section 3 hereof shall be utilized to resolve such Dispute.

                  (d) If an RSI Entity desires to supply to Alliance a Product, other than a General Outsourced Product or an RSI Reserved Outsourced Product, it shall notify Alliance and, thereafter, the parties shall enter into good faith discussions with respect to the provision of such Product to Alliance. Any such discussions shall include, without limitation, the terms and conditions on which such RSI Entity would be willing to supply such Product to Alliance, whether the anticipated financial and/or strategic benefits to Alliance from the offer of such Product reasonably justifies such offer and whether such Product is a Product that is generally sought in the marketplace by businesses.

                  (e) In the event of any termination of any Product Agreement, whether pertaining to an RSI Reserved Outsourced Product or a General Outsourced Product, in accordance with the terms thereof (including, without limitation, the dispute resolution procedures contained therein) as a result of a breach by the RSI Entity in question, then, no RSI Entity shall be entitled to be a supplier to Alliance of the Product in question for the six-month period commencing on the date of the termination of such Product Agreement. If Alliance and an RSI Entity enter into a Product Agreement (a "Second Product Agreement") with respect to any Product that was the subject of a Product Agreement that previously was terminated by Alliance in the manner contemplated by the immediately preceding sentence and the Second Product Agreement is terminated in accordance with the terms thereof (including, without limitation, the dispute resolution procedures contained therein) as a result of a breach by such RSI Entity, then following termination of such Second Product Agreement (i) no RSI Entity shall be entitled to be a supplier of the Product in question, and (ii) if applicable, such Product shall no longer be an RSI Reserved Outsourced Product for purposes of Section 5(a) hereof.

            3. Dispute Resolution.

                  (a) Any Dispute and the facts and circumstances related thereto shall be presented to the Board. If a majority of the members of the Board present and voting with respect to such Dispute shall agree with the RSI Entity's position with respect to such Dispute, such determination shall be final and binding on the parties. If less than a majority of the members of the Board present and voting with respect to such Dispute agree with the RSI Entity position with respect to such Dispute, then the parties shall submit such Dispute, other than Disputes arising under Section 5, to binding arbitration in accordance with Section 3(b) hereof. Notwithstanding anything to the contrary contained herein, the Board shall not have the authority to award damages to any party in connection with the resolution of any Dispute.

                  (b) Except for Disputes arising under Section 5, any (i) Dispute which has not been resolved by the parties or by the Board and (ii) any claim for breach of this Agreement and any damages related thereto shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in effect except as modified below. The arbitration shall be held in New York, New York. Any such Dispute or claim for breach shall be determined by a panel of three arbitrators with each party to be provided a list of no less than ten possible arbitrators and to be permitted no more than four strikes, and if three arbitrators are not selected on the basis of the first list then provided, another list of no less than ten possible arbitrators shall be provided for the selection of any additional arbitrators needed, with each party again receiving no more than four strikes, and this process shall continue until a full panel is selected. The AAA shall be requested to include on its lists, to the extent it finds reasonably possible, potential arbitrators with at least 5 years business experience at a senior management level in outsourcing in the business services sector or the closest equivalent experience. The decision of the arbitrators shall be final and binding upon the parties. Judgment upon the award may be entered in any court having jurisdiction. This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the determination in any arbitration proceeding hereunder. The arbitrators shall (i) award to the prevailing party, if any, all of its costs and fees, which shall include all reasonable pre-determination expenses of the arbitration, including the arbitrators' fees, administrative fees, travel expenses, out-of-pocket expenses, court costs, and attorneys' fees and (ii) have the power to grant injunctive relief.

                  (c) In the event that either party believes that any proposed investment or business by any of the Persons subject to the restrictions set forth in Section 5 would violate such restrictions, it shall so notify the other party within six months after the date the party alleging such breach first receives written notice from the other party of such investment or business. The failure of a party to so notify the other party within such six-month period shall constitute an irrevocable waiver by the party receiving notice of such investment or business to contest such investment or business. Any Dispute arising under Section 5 shall be resolved by a court of competent jurisdiction located in the State of New York as set forth in Section 16 hereof.

                  (d) Except as provided in Section 3(c), the provisions of this
Section 3 shall be the exclusive means of resolving any controversy or claim arising out of this Agreement or the transactions contemplated hereby.

            4. Terms and Conditions Regarding Provision of Products. The provision of Products by an RSI Entity to Alliance and the offer of such Products by Alliance to the Customers shall in all cases be subject to the following additional terms and conditions:

                  (a) With respect to each such Product to be supplied by an RSI Entity (whether a General Outsourced Product or an RSI Reserved Outsourced Product), Alliance shall devise as promptly as is reasonably possible an execution plan for the sales, marketing and distribution of such Product to its Customers, including the advertising and promotion of such Product to the Customers, the timing of commencement of offering the Product and how it is rolled out (e.g. distributed and marketed) through Alliance's executive office suite centers, the pricing of the Product to Customers, and the content of any marketing or advertising materials relating to the Product (it being agreed and understood that in no event shall Alliance delay the production of an execution plan for purposes of delaying the offering of any General Outsourced Product or RSI Reserved Outsourced Product). In devising such execution plan, Alliance shall consult with the RSI Entity that will be supplying such Product. All sales of the Product by the RSI Entity shall be made in accordance with the execution plan. If, with respect to any Product, Alliance advises the RSI Entity that Alliance does not desire to control the marketing of the Product to the Customers by means of an execution plan, the RSI Entity shall be entitled to directly market such Product to the Customers and Alliance shall cooperate with such RSI Entity's reasonable requests in connection therewith. In its marketing efforts to its Customers, Alliance shall (i) use commercially reasonable efforts to endorse and promote the Products that are the subject of any Product Agreement, and will cooperate with the RSI Entity in co-marketing efforts, solicitation of Customers, and providing to RSI marketing data (including the identity of Customers) relevant to the Product in question, and (ii) subject to clause (i) of this sentence, in the case of the same or substantially similar Products that are supplied to Alliance by an RSI Entity and any other Third Party supplier, Alliance shall endorse and promote the RSI Entity Product to the same extent (or, in Alliance's sole discretion, to a greater extent) as it endorses and promotes the Product of such Third Party supplier.

                  (b) Alliance and an RSI Entity shall enter into a mutually satisfactory Product Agreement for the provision of each Product which such RSI Entity will provide to Alliance pursuant to this Agreement. Each Product Agreement shall contain the provisions set forth in Exhibit 1 hereto, as well as such additional terms and conditions as the parties may negotiate. If, pending the execution of any such Product Agreement, either such RSI Entity or Alliance employs any printed form of purchase order or order confirmation with respect to such Product, unless otherwise agreed by the parties in writing, the printed terms and conditions thereof will not apply to the purchase and sale of any Product during the term of this Agreement to the extent that any such term or condition is in conflict with a provision of this Agreement.

                  (c) If (i) Alliance and an RSI Entity have agreed in any Product Agreement that such RSI Entity shall be the exclusive supplier of any Product (whether pursuant to Section 2(a) or otherwise) or (ii) any Product provided by an RSI Entity to Alliance accounts for 75% or more of Alliance's gross revenues from such Product in any trailing six month period, then the Product Agreement relating to the Product in question (whether the initial Product Agreement for a Product or, in the event that the test specified in clause (ii) of this paragraph has been met, in the renewal or new Product Agreement entered into after such test has been met) shall provide for Most Favored Nation Terms. In connection with the execution or renewal of any Product Agreement, the RSI Entities shall keep Alliance apprised of the terms and conditions pursuant to which such RSI Entities are offering to any Third Party the Product that is the subject of the Product Agreement and, in connection therewith, shall promptly respond to Alliance's reasonable inquiries related thereto.

                  (d) The RSI Entity in question shall be entitled to supply the Product in question during the term of the Product Agreement, subject, in each case, to the termination provisions contained therein. Without limiting the provisions of Section 4(e) hereof and subject to the right of Alliance to terminate any Product Agreement in accordance with the terms thereof, nothing contained in this Agreement shall require any RSI Entity to modify the terms or conditions of any Product Agreement during the term thereof in the event that the General Outsourced Product Conditions or the RSI Reserved Outsourced Product Conditions, as the case may be, shall fail to continue to be satisfied or in the event that such terms or conditions are no longer Most Favored Nations Terms. Alliance and RSI acknowledge and agree that for purposes of this Agreement (and without limiting the provisions of any Product Agreement) the General Outsourced Product Conditions, the RSI Reserved Outsourced Product Conditions and Most Favored Nation Terms shall be measured only at the time of each initial determination as to whether an RSI Entity shall be entitled to supply a Product to Alliance and at the time of the expiration of any Product Agreement or during any negotiations with respect to the renewal thereof.

                  (e) If, at the time of expiration of any Product Agreement or at the time of negotiations with respect to the renewal thereof, Alliance determines in its judgment (subject in the case of quality determinations, to the Reasonably Prudent Business Person Standard) that the General Outsourced Product Conditions, the RSI Reserved Outsourced Product Conditions, or Most Favored Nation Terms, as the case may be, are not then met with respect to any Product, then Alliance shall so notify the applicable RSI Entity and specify in reasonable detail the basis for such determination, including, if applicable, identifying a bona fide Third Party supplier and its Product which Alliance can obtain (and which such Third Party supplier has the capacity and is willing to deliver the Product in question and is reasonably likely to provide the Product on the terms offered) on more favorable terms or conditions or with better quality and a description of such more favorable pricing, other terms and better quality. The RSI Entity may then propose modifications to its provision of the Product in a manner that such RSI Entity and Alliance agree would result in the satisfaction of the General Outsourced Product Conditions, the RSI Reserved Outsourced Product Conditions, or Most Favored Nation Terms, as the case may be. If the parties still do not agree as to whether the General Outsourced Product Conditions, the RSI Reserved Outsourced Product Conditions, or Most Favored Nation Terms, as the case may be, are satisfied with respect to the Product, then the provisions of Section 3 hereof shall be utilized to resolve such Dispute.

            5. Non-Competition.

                  (a) Alliance shall not, and shall cause its Controlled Affiliates not to, directly or indirectly, (i) engage in the business of, or act as a manager, managing member, general partner, director, officer, employee of or consultant to any Person directly or indirectly engaged in the business of, offering any RSI Reserved Outsourced Product other than through an RSI Entity or, solely to the extent permitted pursuant to Section 2(a) hereof, a Third Party, or (ii) knowingly own or control any voting securities or other securities convertible into voting securities, interest in any Person that offers any RSI Reserved Outsourced Product. Notwithstanding the foregoing, Alliance and its Affiliates shall be permitted to make an investment in any Person that offers any RSI Reserved Outsourced Product provided that within 9 months after the consummation of the investment, such Person ceases to offer any RSI Reserved Outsourced Products. If such Person ceases to offer such RSI Reserved Outsourced Products through the divestiture of any business lines, Alliance shall use, and shall cause each of its Controlled Affiliates to use, its reasonable good faith efforts to cause such Person to offer RSI the first opportunity to acquire such business lines. The prohibitions set forth in this
Section 5(a) shall not apply to any existing or future investments made by Cahill, Warnock Strategic Partners Fund, L.P., Strategic Associates, L.P., Cahill, Warnock & Company, LLC, Northwood Ventures LLC, Northwood Capital Partners LLC, Paribas, any investment entity that is an Affiliate of any such Persons, or to any other Non-Controlled Affiliate of Alliance. RSI shall be entitled to injunctive relief as a remedy for any breach of the provisions of this Section 5(a). Such remedy shall not be deemed to be the exclusive remedy in the event of any such breach, but shall be in addition to all other remedies that may be available to RSI at law or in equity.

                  (b) RSI shall not, and shall (x) cause each of its Controlled Affiliates and (y) use reasonable good faith efforts to cause the Reckson Affiliates, not to, directly or indirectly, (i) "Compete" with Alliance, or act as a manager, managing member, general partner, director, officer, consultant to, or as an employee of, any Person that directly or indirectly Competes with Alliance, or (ii) knowingly own or control any voting securities or other securities convertible into voting securities in any Person that Competes with Alliance. A Person shall be deemed to "Compete" with Alliance, for purposes of this Section 5(b), if a business conducted by such Person is materially competitive with the Alliance Business. In determining whether a business conducted by a Person is materially competitive with the Alliance Business, the factors to be considered shall include, without limitation, the respective customer base and distribution channels of such Person and the Alliance Business with respect to the specific Products which compete with each other. Notwithstanding the foregoing, a Person shall not be deemed to Compete with Alliance if it offers for sale one or more Products which are part of the Alliance Business so long as the provision of any such Products taken in the aggregate are not materially competitive with the Alliance Business.

            Notwithstanding the foregoing, each of RSI, its Affiliates and the Reckson Affiliates shall be permitted to make an investment in any Person whose business Competes with Alliance, provided that within 9 months after the consummation of such investment, such Person ceases to engage in the business which Competes with Alliance provided, that if there is a Dispute with respect to whether an investment Competes, then any required divestiture shall not be required until nine (9) months after the date of final determination of such Dispute adverse to RSI or any RSI Entity. If such Person ceases to engage in the business which Competes with Alliance through the divestiture of the competing business lines (including any divestiture following a final determination described below), RSI shall (i) use and cause each of its Controlled Affiliates to use and (ii) use reasonable good faith efforts to cause the Reckson Affiliates to use, its reasonable good faith efforts to cause such Person to offer Alliance the first opportunity to acquire such business lines which it is divesting.

            Nothing in this Section 5(b) shall limit the right of any of RSI, its Affiliates or the Reckson Affiliates to (i) offer any RSI Reserved Outsourced Product, or (ii) own not more than 4.9% of the outstanding shares of a corporation or other entity whose shares or other equity or debt interests are listed on any United States national or regional securities exchange or reported by NASDAQ or any successor thereto. The prohibitions set forth in this Section 5(b) shall not apply to a Person if such Person is both a Non-Controlled Affiliate of RSI and is not a Reckson Affiliate. In the event of a final determination by a court of competent jurisdiction that any of RSI, its Controlled Affiliates or the Reckson Affiliates has breached the covenants in this Section 5(b), then in addition to Alliance's right to recover the profits (taking into account the consideration set forth in the last sentence of this paragraph) to RSI and its Affiliates derived from the operations of the business or investment that has been determined to Compete with Alliance for the period commencing on the notification of a Dispute with respect to such business or investment pursuant to Section 3(c) hereof and ending on the earlier to occur of
(i) the date of divestiture of the business line that Competes with Alliance or
(ii) the date of termination of this Agreement pursuant to this Section 5 (which right to recover such profits (taking into account the consideration set forth in the last sentence of this paragraph) shall be Alliance's sole and exclusive remedy at law and in equity for such breach other than Alliance's right to terminate this Agreement pursuant to this Section 5(b) and other than Alliance's rights under the Stockholders' Agreement, dated as of _______, 1998, by and among Alliance and certain of its Securityholders), this Agreement shall automatically terminate on the 30th day following the final determination that there has been a breach of this Section 5(b), provided, however, that this Agreement shall not terminate if, during such 30-day period, RSI at its option, delivers written notice to Alliance that the business line which Competes with Alliance will be divested, and such divestiture is actually completed within nine months after the date of such final determination. If a breach of the covenant contained in this Section 5(b) arises out of an investment in an entity that is not a wholly owned subsidiary of RSI or its Affiliates (an "Acquired Competing Party"), then, for purposes of the immediately preceding sentence, the profits referred to therein shall include only those profits that RSI or its Affiliates (other than the Acquired Competing Party and its Controlled Affiliates) shall have received and the portion of the profits of the Acquired Competing Party as to which RSI or its Affiliates (other than the Acquired Competing Party and its Controlled Affiliates) would be entitled by virtue of their proportionate ownership in the Acquired Competing Party (whether or not such profits have been distributed to RSI or its Affiliates).

            It is acknowledged and agreed that no provision of this Section 5(b) shall require RSI, its Controlled Affiliates or any RSI Entity to divest or refrain from conducting any investment or business (a "Pre-Existing Business") which it acquired or developed prior to the time that, as a result of developments of or modifications to the Alliance Business, such Pre-Existing Business taken as a whole Competes with Alliance. However, the restrictions set forth in Section 5(b) shall apply to such Pre-Existing Business if, as a result of developments of or modifications to such Pre-Existing Business, such Pre-Existing Business taken as a whole then Competes with Alliance.

            6. Term. Subject to earlier termination as provided in Section 7 hereof, the term of this Agreement shall commence on the date of this Agreement and shall continue for a period of five (5) years thereafter. This Agreement shall automatically be extended for an additional five (5) year term if, upon expiration of the initial term referred to in the immediately preceding sentence, RSI and its Controlled Affiliates "beneficially own" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), in the aggregate, at least 15% of the Adjusted Fully Diluted Capitalization. Except as may be provided in any Product Agreement, any termination of this Agreement shall not affect any Product Agreement then in effect, including, without limitation, any provisions contained in such Product Agreement that may be incorporated by reference from this Agreement.

            7. Termination. This Agreement may be terminated at any time:

                  (a) by the mutual written consent of Alliance and RSI;

                  (b) by Alliance, pursuant to Section 5(b);

                  (c) by Alliance, in the event that RSI and its Controlled Affiliates fail to continue to "beneficially own," in the aggregate, at least 15% of the Adjusted Fully Diluted Capitalization; or

                  (d) by Alliance, in the event that any of (w) CarrAmerica, (x) HQ Omni, or (y) Regus, so long as any of such Persons named in clauses (w), (x) or (y) are then engaged in the executive suite business, or (z) any other Person which owns or operates 50 or more executive office suite centers as its primary business (any of the foregoing persons, a "Disqualified Transferee") acquires Control of RSI (provided that for this purpose no presumption of Control shall arise solely from ownership of any specific percentage of equity securities of
RSI); unless prior to or substantially contemporaneously with such acquisition, beneficial ownership of the equity securities of Alliance held by RSI shall have been transferred to a Person that is (1) Controlled by the executive officers of RSI immediately prior to such acquisition and (2) not an Affiliate of RSI or the Disqualified Transferee following such acquisition.

            8. Effect on Subsidiaries of Alliance. As used herein, the term "Alliance" shall mean Alliance and each of its Subsidiaries. Alliance shall cause each of such Subsidiaries, as applicable under the circumstances, to abide by the provisions contained in this Agreement as if such Subsidiary were a party hereto.

            9. Notices. All notices, requests, demands, acceptances and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, or (b) when sent by fax if sent on a business day prior to 5:00 P.M. local time at the place of receipt, or on the following business day if sent after 5:00 P.M. or on a non-business day, or (c) on the day following delivery to a courier service if sent by next day delivery via a recognized international courier service, or (d) five (5) days after the date when mailed by registered or certified mail, return receipt requested, postage prepaid. All such notices, requests, demands, acceptances and other communications shall be addressed to the parties as follows, or at such other address as shall be specified by like notice:

                  If to RSI, to:

                           Reckson Service Industries, Inc.
                           225 Broadhollow Road
                           Melville, New York 11747
                           Attention:       Scott H. Rechler and
                                            Jason Barnett, Esq.
                           Fax: 516-622-6788

                  with a copy to:

                           Herrick, Feinstein LLP
                           2 Park Avenue
                           New York, New York 10016
                           Attention:       Stephen M. Rathkopf, Esq. and
                                            Richard M. Morris, Esq.
                           Fax: 212-889-7577

                  If to Alliance to:

                           ALLIANCE National Incorporated
                           90 Park Avenue
                           Suite 3100
                           New York, New York 10016
                           Attention:       David W. Beale, President
                           Fax: 212-907-6444

                                    with a copy to:

                           Morrison Cohen Singer & Weinstein, LLP
                           750 Lexington Avenue
                           New York, New York 10022
                           Attention:       Lawrence B. Rodman, Esq.
                           Fax: 212-735-8708

            10. Waivers. Either party hereto may, at its option, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other, (b) waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and (c) waive or modify performance of any of the obligations of the other hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

            11. Entire Agreement. This Agreement (together with any Product Agreement with respect to a specific Product) constitutes the entire agreement between the parties with respect to the subject matter hereof. No provision hereof may be amended or modified except in writing, executed by all parties hereto against which enforcement of such modification or amendment is sought.

            12. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Except as set forth in the following provisions of this
Section 12, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and the other RSI Entities or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities. Subject to the terms and conditions of this Agreement, OnSite shall be the exclusive supplier with respect to the provision to Alliance of Internet Services and Telecommunications Services, provided that such services shall be provided pursuant to a Product Agreement mutually acceptable to Alliance and OnSite. Alliance and OnSite hereby agree to use their good faith efforts to negotiate, execute and deliver Product Agreements with respect to Internet Services and Telecommunications Services within 90 days after the date of this Agreement. The parties expressly acknowledge their intent that OnSite be a third party beneficiary of this Agreement.

            13. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that RSI may assign its rights and interest hereunder without the prior written consent of Alliance to any Subsidiary or, if applicable, to any parent company of RSI, or to a Person which, by reason of merger, consolidation, sale of stock or sale of assets, succeeds to substantially all of the business of RSI. No such assignment shall relieve RSI of any of its obligations hereunder.

            14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            15. Governing Law. The interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to such State's conflicts of laws principles.

            16. Jurisdiction. SUBJECT TO THE AGREEMENT OF THE PARTIES TO ARBITRATE AS SET FORTH IN SECTION 3 HEREOF, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO ENFORCE THE AWARD PURSUANT TO AN ARBITRATION AS PROVIDED BY SECTION 3 HEREOF) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN
SECTION 9, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

            17. Confidentiality. (a) All Confidential Information furnished by a party to the other party pursuant hereto shall be treated as the sole property of the furnishing party and each party receiving information shall promptly return (and in any event no later than 10 business days after any request) to the furnishing party all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. Each party receiving Confidential Information shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose, other than as specifically contemplated by this Agreement.

                  (b) The obligation to keep Confidential information as such shall not apply to (i) any information which (A) was already in the receiving party's possession on a non-confidential basis prior to the disclosure thereof by the furnishing party; (B) was then generally known to the public other than as a result of disclosure by the receiving party in violation of the provisions hereof; or (C) was disclosed to the receiving party by a third party not bound by any obligation of confidentiality or (ii) disclosures made as required by law. If the receiving party is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any information concerning the receiving party, the receiving party will promptly notify the furnishing party of such request or requirement so that the furnishing party may seek an appropriate protective order and/or waive the receiving party's compliance with the provisions or this Agreement. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the receiving party is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the furnishing party to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the receiving party may disclose such information to such tribunal or governmental body or agency to the extent necessary to comply with such order as advised by counsel without liability hereunder.

                  (c) Without limiting the foregoing, no receiving party shall disclose any Confidential Information other than to senior officers of such party who need to know such information. In the event any furnishing party is required to provide any Confidential Information, such party will be deemed to have satisfied its obligations by making such information available at its principal executive offices during reasonable business hours. No receiving party shall make any copies of any Confidential Information without the furnishing party's written consent, which consent shall not be unreasonably withheld or delayed.

                  (d) Each receiving party understands and agrees that the furnishing party will suffer immediate, irreparable harm in the event such receiving party fails to comply with any of its obligations of confidentiality under this Agreement, that monetary damages will be inadequate to compensate the furnishing party for such breach and that such furnishing party shall be entitled to specific performance as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy in the event of breach of this Agreement by any receiving party, but shall be in addition to all other remedies available to the furnishing party at law or in equity.

            18. Headings. Headings of the Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

            19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

            20. Facsimile Signatures. This Agreement may be signed by facsimile copy and shall be valid and binding upon delivery of a signed copy by facsimile.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.


                                 ALLIANCE NATIONAL INCORPORATED

                                 By: /s/ David Beale
                                    ---------------------------------
                                      Name:  David Beale
                                      Title: Chief Executive Officer


                                 RECKSON SERVICE INDUSTRIES, INC.

                                 By: /s/ Scott Rechler
                                    ---------------------------------
                                      Name:  Scott Rechler
                                      Title: President and Chief Executive
                                             Officer

                   [SIGNATURE PAGE TO INTERCOMPANY AGREEMENT]

                                  EXHIBIT 1 TO
                             INTERCOMPANY AGREEMENT

                            Form of Product Agreement